Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(a)Registration Statement (Form S-8 No. 333-221390) pertaining to the Funko, Inc. 2017 Incentive Award Plan,
(b)Registration Statement (Form S-8 No. 333-234456) pertaining to the Funko, Inc. 2019 Incentive Award Plan, and
(c)Registration Statement (Form S-3/A No. 333-230694) of Funko, Inc.;

of our report dated March 5, 2020, with respect to the consolidated financial statements of Funko, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Seattle, Washington
March 5, 2020